Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tronox Limited of our report dated March 15, 2012 relating to the combined financial statements of the Exxaro Mineral Sands Operations, which appears in Tronox Limited’s proxy statement/prospectus filed on May 8, 2012 pursuant to Rule 424(b) of the Securities Act relating to the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-178835).

/s/ PricewaterhouseCoopers Inc
Johannesburg, South Africa July 5, 2012